Sales Brokerage Services Agreement

This Agreement (the "Agreement") is made effective as of May 16, 2016 by and between Function Brands, LLC, a Nevada limited liability company, having its offices at 711 South Carson Street Suite 6, Carson City, Nevada 89701 (“AGENT") and Rocky Mountain High Brands, Inc RMBH, having its offices at 9101 LBJ Freeway, Suite: 200 Dallas, TX 75243 (“MANUFACTURER”) (Agent and Manufacturer, referred herein, individually, as “Party” and, collectively, as “Parties”).

WITNESSETH

Whereas, AGENT possesses expertise and knowledge regarding marketing and sales of products;

Whereas, AGENT has developed business contacts and relationships with club stores and mass market retailers and whereby AGENT secured resources and products to develop and execute programs to generate sales;

Whereas, AGENT, through its business contacts and relationships, desires to develop branded food programs ("PRODUCT PROGRAMS") with MANUFACTURER for distribution of MANUFACTURER products identified in Exhibit B into club stores and mass market retailers on behalf of MANUFACTURER; and

Whereas, MANUFACTURER desires to engage AGENT to provide such distribution and marketing services in order to promote and procure product sales to club store and mass market retailers distribution channels of the MANUFACTURER products.

Now, therefore, in consideration of the mutual covenants and agreements hereinafter set forth, the Parties hereto, intending to be legally bound hereby, agree as follows:

1. Services

(a)           MANUFACTURER retains AGENT as its exclusive marketing specialist to assist in the development of PRODUCT PROGRAMS for MANUFACTURER’S products identified in Exhibit B to be sold to club stores and mass market retailers, initially limited to those identified in Exhibit A (“CUSTOMERS”). Additional CUSTOMERS may be added upon written approval of both Parties.

(b)           AGENT will provide services to assist MANUFACTURER with CUSTOMERS to enable MANUFACTURER to produce, sell and distribute its PRODUCT PROGRAMS. AGENT agrees that any sale or distribution proposals are subject to the prior review and approval of MANUFACTURER and shall not be binding upon MANUFACTURER unless and until MANUFACTURER and the potential CUSTOMERS execute a mutually satisfactory purchase order and/or contract.

(c)           Any negotiations by AGENT on behalf of MANUFACTURER shall be conducted in strict accordance with such prices, terms and conditions as are specified solely by MANUFACTURER. AGENT shall not incur any expenses or enter into any obligations on MANUFACTURER'S behalf without MANUFACTURER authorization and direction.

(d)           AGENT will use its reasonable commercial best efforts to manage the day-to-day relationship with the CUSTOMERS and MANUFACTURER concerning the terms specified, namely: product preparation, marketing strategies, promotional opportunities, sales planning and if applicable assistance with late payment or defaults.

(e)           The services to be provided by AGENT, as described in subsections a. through d. above are hereinafter referred to collectively as the "SERVICES."

2.	Independent Contractor

(a)                 MANUFACTURER acknowledges and agrees that AGENT provides the Services as an independent contractor. Nothing contained in this Agreement shall be construed to establish a joint venture, partnership, employment relationship, principal-agent relationship or otherwise between AGENT and MANUFACTURER.

(b)                 MANUFACTURER reserves the right to accept or refuse any PRODUCT PROGRAM proposed by AGENT.

(c)                 If MANUFACTURER accepts a PRODUCT PROGRAM proposed by AGENT, MANUFACTURER shall endeavor to enter into a purchase order(s), contract(s), or legal instrument(s) with the potential CUSTOMER for such PRODUCT PROGRAM.

(d)                 AGENT represents, warrant and covenants to MANUFACTURER that no CUSTOMER, or at any time during the term of this Agreement will have, any financial or other interest in AGENT. If, during the life of this Agreement, any CUSTOMER secures a financial or other interest in AGENT, AGENT shall disclose that interest with reasonable specificity to MANUFACTURER as soon as AGENT is aware of the potential for or actual securing of such financial or other interest.

(e)                 AGENT shall not, without the prior written consent of MANUFACTURER, use any subcontractors in the provision of Services hereunder.

3. Approval, Obligations and Rights

(a)       MANUFACTURER agrees to comply in all material respects with all required vendor protocol or contract requirements of a CUSTOMER and with all requirements of a PRODUCT PROGRAM.

(b)       MANUFACTURER will provide to AGENT sales quotations and minimums that are required by a CUSTOMER for all products to be sold pursuant to this Agreement. MANUFACTURER may update such quotations and minimums at any time.

(c)        MANUFACTURER accepts full responsibility for any determination to grant credit to CUSTOMERS. However, AGENT shall furnish to MANUFACTURER any information which AGENT may have, from time to time, concerning the credit standing of CUSTOMERS and shall cooperate fully with MANUFACTURER in the qualification of new CUSTOMERS and collection of past due accounts.

(d)       As between MANUFACTURER and AGENT, MANUFACTURER retains all right, title and interest in all intellectual property rights with respect to the MANUFACTURER'S products including ,without limitation, all trademarks, trade names, service marks, logos, designs, processes of manufacture, trade secrets or other confidential information (collectively, “IP RIGHTS”) and AGENT shall not have any licenses or other rights whatsoever with respect to the IP RIGHTS of MANUFACTURER. AGENT shall promptly provide MANUFACTURER with written notice of any known or suspected infringement, use contrary to MANUFACTURER’S policies or any other violation by any person or entity, including, without limitation, CUSTOMERS of AGENT or MANUFACTURER, of any IP Rights of MANUFACTURER. Decisions regarding enforcement of the IP Rights of MANUFACTURER shall be solely in the discretion of MANUFACTURER. At the request of MANUFACTURER, AGENT shall provide reasonable cooperation to MANUFACTURER or its affiliates in any such enforcement or investigation related thereto.

(e)        AGENT represents, warrants and covenants that AGENT (i) is, and during the term of this Agreement shall be, fully qualified to perform the Services, (ii) will deliver the Services in a timely manner and in conformity with industry standards of other professionals providing similar services, (iii) will perform all Services hereunder in accordance with applicable laws, and will itself maintain compliance with all applicable laws, including, without limitation, obtaining all qualifications and permits necessary to carry on its business, and (iv) shall and will furnish, at AGENT's sole expense, all labor, materials, equipment and supervisions necessary to perform the Services, unless otherwise provided in this Agreement.

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4. Fees and Payment

(a)                 A commission of three percent (3.0%) (the "COMMISSION") shall be paid to AGENT on the total NET WHOLESALE SALES as defined in the applicable license agreement identified in Exhibit B.

(b)                 Unless otherwise agreed in a separate writing signed by both Parties, AGENT is responsible for all expenses incurred in the fulfillment of its obligations under this Agreement.

(c)                 The Commission payable hereunder shall be paid in U.S. Dollars and shall be payable by check or wire transfer within 30 days after MANUFACTURER receives payments subject to the Commission. If mailed, payment shall be mailed to:

Function Brands, LLC. (EIN# 45-2694096)

655 India St.

San Diego, CA, 92101

619.696.6641

(d)                 Time is of the essence with respect to all payments to be made. Interest at a rate of one and one-half percent (1.5%) or the maximum amount allowed by law, whichever is less, per month shall accrue on any amount due AGENT which amount shall be calculated from the date on which payment was due. This interest rate shall apply even in the event the agreement is terminated.

5. Business Materials and Samples

MANUFACTURER agrees to provide AGENT with reasonable amounts of presentation materials and samples for the purpose of developing, or selling a PRODUCT PROGRAM to an existing or potential CUSTOMER. These materials and samples will be provided to AGENT free of charge and will be provided in a timely fashion to AGENT upon reasonable request. AGENT agrees and covenants that it shall not alter any materials or samples provided by MANUFACTURER and will use such materials and samples only for the benefit of MANUFACTURER and in accordance with MANUFACTURER'S policies and instructions.

6. Term

The term of this Agreement begins upon execution by both Parties and continues until the conclusion of all PRODUCT PROGRAMS developed by AGENT for a CUSTOMER, or until this Agreement is terminated in accordance with the terms hereof.

7.	Confidentiality

During and subsequent to the term of this Agreement, each Party shall treat and shall cause its respective employees, officers, owners, managers, directors, advisors, representatives, subsidiaries, affiliates and any and all persons or business entities acting under one or any of them, to treat, as confidential property and not disclose to any other person or entity or use in any manner, except as is required by law, or is necessary to perform this Agreement (and then only on a confidential basis), any confidential, proprietary or non-public information or the other Party, including, without limitation, information regarding the other Party's prices, plans, programs, processes, products, costs, equipment, operations, customers or other trade secrets (collectively, "CONFIDENTIAL INFORMATION") which may come within the knowledge of such Party, its officers, managers, owners, employees, agents, representatives or advisors in the performance of this Agreement, without in each instance securing the prior written consent of the other Party. Notwithstanding anything to the contrary herein, AGENT shall not disclose any of MANUFACTURER'S CONFIDENTIAL INFORMATION, to any CUSTOMER or potential CUSTOMER without the prior approval of MANUFACTURER, and then only in fulfillment of its SERVICES under this Agreement.

8. Indemnification

Each Party warrants and represents that:

(a)                 Each Party is free to enter into this Agreement and has the capability to fully perform its obligations under this Agreement.

(b)                 MANUFACTURER agrees to indemnify AGENT, its officers, employees, successors and assigns and agrees to defend and hold them harmless from and against any and all claims, demands, causes of action, liabilities, costs and expenses, including reasonable attorney fees to the extent arising from the negligent or more culpable acts or omissions of MANUFACTURER under this Agreement, or out of any breach by MANUFACTURER of any warranty or agreement made by it herein, including but not limited to any product liability or the unauthorized use by MANUFACTURER of any trademark, copyright, design, patent, process, method or device.

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(c)                 AGENT, agrees to indemnify MANUFACTURER, its officers, employees, successors and assigns and agrees to defend and hold them harmless from and against any and all claims, demands, causes of action, liabilities, costs and expenses, including reasonable attorney fees to the extent arising from the negligent or willful misconduct of AGENT, any breach by AGENT of this Agreement, and/or any failure by AGENT to comply with any applicable laws.

9. Insurance

MANUFACTURER agrees to provide proof of a Product Liability and General Comprehensive Insurance and/or any specified insurance stipulation (“Insurance”) as negotiated with Licensor. MANUFACTURER will name AGENT as an additional insured.

10. Report; Records: Right of Audit:

(a.) MANUFACTURER and AGENT will maintain in the USA, accurate and legible financial and other records relating to the PRODUCT PROGRAMS, and all uses thereof during the term of this Agreement and for two (2) years thereafter, and will grant to each Party or their representatives reasonable access to any information reasonably requested by either Party, with respect to warehouse club store customers/business during the term hereof and to which this Agreement relates.

(b) AGENT shall receive regular update reports (weekly, monthly, quarterly statements), the frequency of which will be determined by agreement of the Parties, from MANUFACTURER of all products provided by MANUFACTURER to the respective CUSTOMER in connection with which AGENT has the right to receive under this Agreement.

(c) Both Parties shall have the right to have all such records audited from time to time by a reputable accounting firm. The cost of such audit shall be borne by each respective Party; provided, however, that in the event that it is determined that either Party has not paid amounts in excess of 5% of any amount which was otherwise due and payable to the other Party pursuant hereto, the cost of such audit shall be borne by the Party found to be deficient in its payment obligations as provided hereunder.

11. Governing Law and Dispute Resolution

In the event of any disagreement related to this Agreement the parties shall attempt to resolve all disputes promptly by negotiation between their respective executives with authority to settle such matters. If not so resolved, the parties agree that any such disputes will be resolved by binding Arbitration before the American Arbitration Association (AAA) and subject to its rules and procedures. Each side shall bear its own costs but shall be subject to an award of attorney’s fees to the prevailing party by the Arbitrator. If Licensor commences an arbitration to resolve such disputes, then the arbitration shall be held in Denver, Colorado; if Licensee commences an arbitration to resolve such disputes, then the arbitration shall be held in Los Angeles, California.

This Agreement and the relationship of the Parties are governed by, interpreted in accordance with the laws of the State of Colorado and all applicable federal laws. The Parties expressly exclude and waive application of the United Nations Convention on Contracts for the International Sale of Goods (CISG) as the same may be amended or replaced from time to time.

12. [Intentionally Omitted]

13. Notices:

Any notices required or permitted to be given under this Agreement shall be in writing and shall be delivered (i) by hand or via a national overnight courier, (ii) via facsimile or email with a confirmed receipt; or (iii) mailed by certified or registered mail, return receipt, with postage prepaid to the addresses set forth below, or at such other address as requested by the other Party in writing. Notice is deemed to have given on the date on which notice is delivered, if notice is given by 5:00pm (Pacific Standard Time) by personal delivery or telecopy, on the business day after the date of delivery to the overnight courier service, if that service is used, and on the third business day after the date of deposit in the mail, if mailed.

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(a)	If to AGENT, to:

Function Brands, LLC

655 India St. #422

San Diego, CA 92101

Email: wesellyou@aol.com

Fax: 619-696-1679

(b)	If to MANUFACTURER, to:

(RMHB) Rocky Mountain High Brands

9101 LBJ Freeway

Dallas, TX 75242

Fax: (970) 313-4646

Email: Michael Welch Michael@rockymountainhighbrands.com

14. Termination

(a)           Termination for Breach. In the event that either Party breaches any provision of this Agreement or defaults in the performance of any of its obligations hereunder, the Party not in breach or default may, at its option, terminate this Agreement by giving Notice to the other Party specifying the default and such Party's intention to terminate this Agreement. Such termination shall be effective thirty (30) calendar days following the giving of such Notice unless the Party in breach or default shall have cured such breach or default prior to the expiration of such period.

(b)           Delivery of Materials and Records. Upon any termination of this Agreement, AGENT shall deliver to MANUFACTURER all papers and other materials related to the work performed under this Agreement upon the expiration or termination hereof, except that AGENT reserves the right to retain any creative materials solely developed by AGENT which are not related in their entirety to the work performed by AGENT under this Agreement, provided that any such materials do not contain or incorporate any of MANUFACTURER'S CONFIDENTIAL INFORMATION or IP RIGHTS.

(c)           Continuity of Business. Upon any termination of this Agreement, nothing shall prevent AGENT or MANUFACTURER from entering into future business relationships or transactions with any CUSTOMER.

15. Post-Termination Compensation. In the event of termination of this Agreement by either Party, unless the reason for the termination is due to a material breach of this Agreement by AGENT, all compensation due AGENT from MANUFACTURER shall continue uninterrupted until and unless any product or program ceases with respective retailers or other applicable client, regardless of the passage of time. All post termination compensation to AGENT by the Party responsible will include the following:

(a)	Orders that have been booked before but shipped after the termination date;

(b)	Currently accepted orders, which are ultimately accepted and shipped after termination date;

(c)	Reorders that are shipped after termination; and

(d)	Blanket contract orders or procurement orders that are shipped regularly by contract after the termination date but procured prior to the termination date.

16. Bankruptcy/ Cessation of Business- In the event either Party enters into proceedings relating to bankruptcy, whether voluntary or involuntary, such Party agrees to furnish by certified mail, written notification of the bankruptcy to the other Party. This notification shall be furnished within ten (10) business days following the initiation of any proceedings relating to a bankruptcy filing.

17. Transferability

MANUFACTURER shall have the right to assign this Agreement to any of its affiliates or to any purchaser of all or substantially all of MANUFACTURER'S assets or outstanding equity interests. Except as otherwise expressly noted herein, neither Party shall have the right to assign this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld. This Agreement shall be binding upon any of each Party’s permitted successors and assigns.

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18. Integration and Severability

This Agreement constitutes the entire agreement between the Parties hereto regarding the transactions contemplated hereby and supersedes any prior, contemporaneous or other written or oral agreement or understanding between the parties. In the event a term or terms of this Agreement is/are held to be invalid, unenforceable or unlawful in any applicable jurisdiction, such illegality, unenforceability or unlawfulness shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, unenforceable or unlawful, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

20. Amendment; Non-Waiver

This Agreement may only be amended, modified or waived in a writing signed by both Parties hereto. The failure by any party at any time to require performance of any provision hereof shall not affect its right later to require such performance. No waiver in any one or more instance shall (except as otherwise stated therein) be deemed to be a further or continuing waiver of any such condition or breach in any other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

21. Counterparts

This Agreement may be executed in the original, by telecopy or by any generally accepted electronic means (including transmission of a pdf file containing an executed signature page) in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

22. No Third-Party Beneficiaries

This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

[Remainder of page intentionally left blank;

Signature page to follow.]

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In witness whereof, the Parties hereto have executed this Sales Brokerage Services Agreement by their duly authorized representatives, as of the date written herein below,

Function Brands, LLC

A Nevada Limited Liability Company

By: /s/ Stephen Hungerford

Stephen Hungerford

Title: Managing Partner

Date: May 16, 2016

 RMHB (Rocky Mountain High Brands

 By: /s/ Michael R. Welch

Michael R. Welch

Title: Chief Executive Officer

Date: May 16, 2016

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 Exhibit A

Function Brands, LLC Territory & Accounts:

All locations domestic and international for each of the following CUSTOMERS:

Accounts:

Costco

Sam’s Club/Wal-Mart

BJ’s

Target

Upon the addition of new CUSTOMERS, an addendum will be officially added to the Agreement and signed by both Parties.

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 Exhibit B

Product Program Portfolio

MANUFACTURER’S Rocky Mountain High Brands, consisting of all products developed by MANUFACTURER.